Exhibit 8.1
March 3, 2011
EV Energy Partners, L.P.
1001 Fannin, Suite 800
Houston, Texas 77002
Ladies and Gentlemen:
We have acted as counsel to EV Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), with respect to certain legal matters in connection with the shelf Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission on the date hereof (the “Registration Statement”) registering units representing limited partnership interests in the Partnership. We have also participated in the preparation of the discussion set forth under the caption “Material Tax Consequences” (the “Discussion”) in the Registration Statement.
This opinion is based on certain representations made by the Partnership as to factual matters as set forth in the Registration Statement. In addition, this opinion is based upon a representation letter (the “Representation Letter”) issued by the Partnership as to certain matters of fact relating to this opinion. We have not attempted to verify independently such representations and statements, but in the course of our representation nothing has come to our attention that would cause us to question the accuracy thereof.
Based on certain of the representations made by the Partnership, including those made in the Representation Letter, and subject to the foregoing, we hereby confirm to you that the discussion set forth under the heading “Material Tax Consequences” in the Registration Statement is our opinion insofar as such discussion constitutes statements of U.S. federal income tax law or legal conclusions to the holders of the common units, subject to the limitations set forth therein.
No opinion is expressed as to any matter not specifically addressed above, including the tax consequences of owning or disposing of the common units under state, local or non-United States laws and the reasonableness of the assumptions relied upon by us in rendering the opinion set forth herein.
We hereby consent to the filing of this opinion of counsel with the Securities and Exchange Commission as an exhibit to the Registration Statement, to the incorporation by reference of this opinion of counsel into the Registration Statement and the use of our name in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
/s/ Haynes and Boone, LLP